EXHIBIT NO. 99.(j) 1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm(s) and Financial Statements” and “Appendix M – Recipients of Non-Public Portfolio Holdings on an Ongoing Basis” in the Statement of Additional Information, each dated February 28, 2023, and each included in this Post-Effective Amendment No. 56 to the Registration Statement (Form N-1A, File No. 33-37972) of MFS Series Trust VIII (the “Registration Statement”).

We also consent to the incorporation by reference of our report, dated December 15, 2022, with respect to the financial statements and financial highlights of MFS Income Fund (one of the funds constituting MFS Series Trust VIII) included in the Annual Report to Shareholders (Form N-CSR) for the year ended October 31, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

Ernst & Young LLP
/s/ Ernst & Young LLP

Boston, Massachusetts

February 24, 2023